Exhibit 99.1

TeleTech Holdings, Inc. • 9197 South Peoria Street • Englewood, CO 80112-5833 •
www.teletch.com

Investor Contact:	Media Contact:
Karen Breen	Amy Claire Wild
Investor Relations	Marketing
303-397-8592	303-397-8450
TeleTech Announces Agreement to Acquire Direct Alliance Corporation
Deal Expands TeleTech’s BPO Portfolio with Inside Sales, eCommerce, and Channel Management Solutions
Englewood, Colo., June 15, 2006 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global business process outsourcing (BPO) provider, today announced a definitive agreement to acquire Direct Alliance Corporation, a wholly-owned subsidiary of Insight Enterprises, Inc. (NASDAQ: NSIT), a large information technology provider.
Throughout its 13-year history, Direct Alliance has enabled some of the world’s best-known hardware, software, and electronics manufacturers to expand market reach and increase revenue using Internet systems that allow customers to transact business in a collaborative eCommerce environment. The company offers outsourced sales and account management services that help the Fortune 500 efficiently target small and midsize businesses, a segment expected to reach $400 billion in 2006. In addition, Direct Alliance enables their customers to penetrate disparate divisions of large commercial and government accounts. Direct Alliance also improves sales and streamlines channel costs through proprietary systems and solutions to provide account management and relationship services to customers in the U.S. and abroad.
This acquisition further strengthens TeleTech’s commitment to growth and its focus on providing outsourced marketing, sales, and customer management solutions to large multinational clients. Such growth is a key component of TeleTech’s vision to integrate sales, service, support, and technology across the customer management lifecycle for its existing and future customer base.
“Direct Alliance is a logical strategic fit for TeleTech,” said Kenneth Tuchman, chairman and chief executive officer of TeleTech. “Our existing clients, primarily Global 1000 organizations, face numerous challenges when serving the small and midsize business market and selling across divisions in large multi-national corporations and government agencies. By enhancing our extensive portfolio of BPO capabilities with Direct Alliance’s inside sales, account management, and sophisticated distribution resource planning technology, we can create meaningful growth opportunities for all of TeleTech’s current and prospective clients.”
“We are thrilled that TeleTech will give us the platform to expand our vertical industry presence and our product offerings, and we are excited at the prospect of leveraging TeleTech’s global footprint,” said James Kebert, president of Direct Alliance. “Direct Alliance has developed an excellent reputation as an effective sales team for our clients, and we look forward to offering these capabilities to TeleTech’s clients as well. We are confident this integration will enable us to leverage our respective strengths quickly in order to grow our combined businesses.”
For 2005, Direct Alliance generated revenue of $77.4 million. TeleTech will acquire 100 percent of the common stock of Direct Alliance and believes the all-cash acquisition will be slightly accretive to GAAP earnings during the first 12 months of combined operations. The transaction is expected to close on or before June 30, 2006.

CONFERENCE CALL
TeleTech management will host a conference call to discuss this acquisition today, Thursday, June 15, 2006, at 4:30 p.m. eastern time. You may access the call by visiting the Investors section of the TeleTech website at www.TeleTech.com or by calling 210-234-0020 (passcode: TeleTech). If you are unable to participate during the live conference call, a replay will be available on the TeleTech website through Thursday, June 29, 2006 or by calling 203-369-0712.
ABOUT TELETECH
TeleTech is a leading global business process outsourcing (BPO) company that provides a full range of front-to-back office outsourced solutions including customer management, transaction-based processing, and database marketing services. TeleTech’s comprehensive solutions include fully managed, OnDemand services including infrastructure, software, and business intelligence. TeleTech’s ability to deliver innovative solutions globally over a centralized and standardized delivery platform ensures a high quality, consistent customer experience enabling clients to increase revenue, improve profitability, and develop stronger customer relationships around the world. TeleTech is a valued partner for clients that include Global 1000 businesses and governments. Approximately 60 percent of TeleTech’s revenue is generated internationally with services offered in 150 languages from nearly every continent on the globe. For additional information, visit www.TeleTech.com.
ABOUT DIRECT ALLIANCE CORPORATION
Direct Alliance creates custom business process outsourcing solutions for clients who sell their products either directly or through channel sales partners. Utilizing its proprietary technology, infrastructure and processes, Direct Alliance manages analytics, direct marketing, sales, financial services, logistics and supply chain management for its clients. These services enable manufacturers of brand-name products to sell directly to customers and support existing indirect sales channels in a cost-effective and timely manner. Founded in 1993, Direct Alliance employs more than 700 people in its Tempe, Arizona, headquarters. Direct Alliance is a wholly owned subsidiary of Insight Enterprises, Inc., (Nasdaq: NSIT), ranked number 552 on Fortune Magazine’s 2005 ‘Fortune 1000’ list. For additional information about Direct Alliance Corporation, visit www.directalliance.com.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements that involve risks and uncertainties. The projections and statements contained in these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause our actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: our ability to close on the acquisition of Direct Alliance Corporation and create meaningful growth opportunities for the combined businesses; our belief that the Direct Alliance acquisition will be slightly accretive to GAAP earnings during the first 12 months of combined operations; our belief that we are continuing to see strong demand for our services; estimated revenue from new, renewed, and expanded client business as volumes may not materialize as forecasted or be sufficient to achieve our Business Outlook; achieving expected profit improvement in our International Customer Management operations; the ability to close and ramp new business opportunities that are currently being pursued with existing clients and potential clients in order to achieve our Business Outlook; our ability to execute our growth plans, including sales of new products (such as TeleTech On DemandTM and TeleTech In CultureTM); our ability to achieve our year-end 2006 and 2007 financial goals and targeted cost reductions set forth in our Business Outlook; the possibility of our Database Marketing and Consulting segment not increasing revenue, lowering costs, or returning to profitability; the possibility of lower revenue or price pressure from our clients experiencing a downturn or merger in their business; greater than anticipated competition in the Business Process Outsourcing (“BPO”) and customer management market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that impacts the BPO and customer management industry.
Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and the Annual Report on Form 10-K for the year ended December 31, 2005, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.
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